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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We consent to the incorporation by reference in the Registration Statement on Form S-8 dated December 21, 1999 pertaining to the Directors Stock Option Plan of Sensormatic Electronics Corporation of our report dated August 13, 1998, with respect to the consolidated financial statements and schedule of Sensormatic Electronics Corporation as of and for each of the two years in the period ended June 30, 1998, included in its Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                               /s/  ERNST & YOUNG LLP


West Palm Beach, Florida
December 20, 1999